-------------------------------------------------------------------------------
MORGAN STANLEY                                                    May 23, 2006
Securitized Products Group         [GRAPHIC OMITTED]
                                    Morgan Stanley

-------------------------------------------------------------------------------


                             Preliminary Termsheet

                   Morgan Stanley Mortgage Loan Trust 2006-7
                               (Issuing Entity)

               Mortgage Pass-Through Certificates, Series 2006-7
                             Group 5 Certificates

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-
000636.txt

                  IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                          GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

-------------------------------------------------------------------------------
MORGAN STANLEY                                                    May 23, 2006
Securitized Products Group         [GRAPHIC OMITTED]
                                    Morgan Stanley
-------------------------------------------------------------------------------


This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or
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hereinafter "Morgan Stanley"). This material was not produced by a Morgan
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subject securities/instruments based on the information contained herein.
Trading desk materials are not independent of the proprietary interests of Morgan Stanley, which may conflict with your interests. Morgan Stanley may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other prior communication relating to the securities referred to in this material.

This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an
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offer, solicitation or sale is not permitted.
Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of
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The securities/instruments discussed in this material may not be suitable for
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recipients should determine, in consultation with their own investment, legal,
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Options are not for everyone. Before purchasing or writing options, investors
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The value of and income from investments may vary because of changes in
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exercise of options or other rights in securities/instruments transactions.
Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized.
Actual events may differ from those assumed and changes to any assumptions may
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Some of the information contained in this document may be aggregated data of
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Notwithstanding anything herein to the contrary, Morgan Stanley and each
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In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK
Financial Services Authority's rules). In Japan, this communication is
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This material may not be sold or redistributed without the prior written consent of Morgan Stanley.


-------------------------------------------------------------------------------
    (c) 2005 Morgan Stanley
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                                    May 23, 2006
Securitized Products Group         [GRAPHIC OMITTED]
                                    Morgan Stanley

-------------------------------------------------------------------------------

                             Preliminary Termsheet

                   Morgan Stanley Mortgage Loan Trust 2006-7
                               (Issuing Entity)


                  Mortgage Pass-Through Certificates, Series 2006-7
                             Group 5 Certificates


                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)


                         Morgan Stanley Capital I Inc.
                                  (Depositor)


                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES


The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-
000636.txt

                  IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                          GENERATED EMAIL DISCLAIMERS


Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this materialis attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

MSM 2006-7                                                       MORGAN STANLEY
                                                                    315 records
OC Group; Original Loan Balance < 150K                      Balance: 28,479,707
===============================================================================

---------------------------------------------------------------------------------------------------
                                            Total                                         Weighted
                           Number         Current         % of                             Average
                               of      Balance of        Total     Weighted   Weighted    Original
                         Mortgage      Collateral      Current      Average    Average     Subject
Product Type                Loans             ($)  Balance (%)   Coupon (%)       FICO     LTV (%)
---------------------------------------------------------------------------------------------------
Balloon 15/30                   3      314,818.69         1.11        7.375        712       79.84
Balloon 30/40                   4      377,852.74         1.33        7.608        699       76.12
Fixed 15                       17    1,395,907.92         4.90        7.169        723       78.62
Fixed 30                      220   18,747,750.21        65.83        7.243        705       75.73
Fixed 30 - IO 10 Yrs           71    7,643,377.41        26.84        7.542        709       75.92
---------------------------------------------------------------------------------------------------
Total:                        315   28,479,706.97       100.00        7.326        707       75.98
---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------
                                            Total                                         Weighted
                           Number         Current         % of                             Average
                               of      Balance of        Total     Weighted   Weighted    Original
Current Mortgage Loan    Mortgage      Collateral      Current      Average    Average     Subject
Principal Balance ($)       Loans             ($)  Balance (%)   Coupon (%)       FICO     LTV (%)
---------------------------------------------------------------------------------------------------
0.01 - 100,000.00             189   12,839,617.42        45.08        7.328        708       74.93
100,000.01 - 200,000.00       126   15,640,089.55        54.92        7.324        706       76.84
---------------------------------------------------------------------------------------------------
Total:                        315   28,479,706.97        100.00       7.326        707       75.98
---------------------------------------------------------------------------------------------------
Minimum: 23,905.26
Maximum: 148,372.14
Average: 90,411.77
Total: 28,479,706.97
---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------
                                            Total                                         Weighted
                           Number         Current         % of                             Average
                               of      Balance of        Total     Weighted   Weighted    Original
Remaining Term           Mortgage      Collateral      Current      Average    Average     Subject
to Stated Maturity          Loans             ($)  Balance (%)   Coupon (%)       FICO     LTV (%)
---------------------------------------------------------------------------------------------------
121 - 240                      20    1,710,726.61         6.01        7.207        721       78.84
241 - 360                     295   26,768,980.36        93.99        7.334        706       75.79
---------------------------------------------------------------------------------------------------
Total:                        315   28,479,706.97       100.00        7.326        707       75.98
---------------------------------------------------------------------------------------------------
Minimum: 170
Maximum: 360
Weighted Average: 346
---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------
                                            Total                                         Weighted
                           Number         Current         % of                             Average
                               of      Balance of        Total     Weighted   Weighted    Original
                         Mortgage      Collateral      Current      Average    Average     Subject
Seasoning                   Loans             ($)  Balance (%)   Coupon (%)       FICO     LTV (%)
---------------------------------------------------------------------------------------------------
<= 0                            2      256,000.00         0.90        7.344        710       80.00
1 - 3                         267   24,495,757.80        86.01        7.327        709       75.42
4 - 6                          36    2,893,327.02        10.16        7.360        695       77.61
7 - 9                           7      584,630.57         2.05        7.057        677       83.30
10 - 12                         3      249,991.58         0.88        7.486        700       90.32
---------------------------------------------------------------------------------------------------
Total:                        315   28,479,706.97       100.00        7.326        707       75.98
---------------------------------------------------------------------------------------------------
Minimum: 0
Maximum: 11
Weighted Average: 3.
---------------------------------------------------------------------------------------------------






-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------
May 23, 2006 11:33                                                  Page 1 or 7

MSM 2006-7                                                       MORGAN STANLEY
                                                                    315 records
OC Group; Original Loan Balance < 150K                      Balance: 28,479,707
===============================================================================


----------------------------------------------------------------------------------------------------
                                               Total                                        Weighted
                              Number         Current         % of                            Average
                                  of      Balance of        Total     Weighted  Weighted    Original
                            Mortgage      Collateral      Current      Average   Average     Subject
Original Term to Maturity      Loans             ($)  Balance (%)   Coupon (%)      FICO     LTV (%)
----------------------------------------------------------------------------------------------------
121 - 240                         20    1,710,726.61         6.01        7.207       721      78.84
241 - 360                        295   26,768,980.36        93.99        7.334       706      75.79
----------------------------------------------------------------------------------------------------
Total:                           315   28,479,706.97       100.00        7.326       707      75.98
----------------------------------------------------------------------------------------------------
Minimum: 180
Maximum: 360
Weighted Average: 349.
----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                               Total                                        Weighted
                              Number         Current         % of                            Average
                                  of      Balance of        Total     Weighted  Weighted    Original
                            Mortgage      Collateral      Current      Average   Average     Subject
Mortgage Rates (%)             Loans             ($)  Balance (%)   Coupon (%)      FICO     LTV (%)
----------------------------------------------------------------------------------------------------
6.001 - 6.500                     17    1,659,267.44         5.83        6.398       705       71.81
6.501 - 7.000                     61    5,795,652.23        20.35        6.832       710       74.47
7.001 - 7.500                    156   14,051,583.99        49.34        7.328       710       76.02
7.501 - 8.000                     57    4,992,476.25        17.53        7.769       692       76.42
8.001 - 8.500                     20    1,668,483.60         5.86        8.304       714       82.09
8.501 - 9.000                      2      157,025.02         0.55        8.625       707       78.78
9.001 - 9.500                      1      105,245.41         0.37        9.250       693       90.00
9.501 - 10.000                     1       49,973.03         0.18       10.000       751       90.00
----------------------------------------------------------------------------------------------------
Total:                           315   28,479,706.97       100.00        7.326       707       75.98
----------------------------------------------------------------------------------------------------
Minimum: 6.125%
Maximum: 10.000%
Weighted Average: 7.326%
----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                               Total                                        Weighted
                              Number         Current         % of                            Average
                                  of      Balance of        Total     Weighted  Weighted    Original
Original                    Mortgage      Collateral      Current      Average   Average     Subject
Loan-to-Value Ratio (%)        Loans             ($)  Balance (%)   Coupon (%)      FICO     LTV (%)
----------------------------------------------------------------------------------------------------
<= 30.00                           3      244,799.85         0.86        7.224       710       20.96
30.01 - 35.00                      1      105,000.00         0.37        6.625       751       34.26
35.01 - 40.00                      2      169,795.57         0.60        6.662       740       39.45
40.01 - 45.00                      3      324,886.39         1.14        7.250       740       43.18
45.01 - 50.00                      2      252,908.07         0.89        7.211       653       49.84
50.01 - 55.00                      4      324,781.97         1.14        6.943       632       51.80
55.01 - 60.00                      9      811,685.68         2.85        7.169       721       58.36
60.01 - 65.00                     15    1,312,404.34         4.61        7.383       709       62.54
65.01 - 70.00                     21    1,988,530.16         6.98        7.262       680       69.36
70.01 - 75.00                     38    2,718,280.91         9.54        7.281       688       73.78
75.01 - 80.00                    187   18,009,449.09        63.24        7.303       712       79.66
80.01 - 85.00                      3      234,240.31         0.82        7.573       709       84.31
85.01 - 90.00                     20    1,328,938.07         4.67        7.925       710       89.87
90.01 - 95.00                      5      464,609.13         1.63        7.878       707       94.99
95.01 - 100.00                     2      189,397.43         0.67        7.332       703      100.00
----------------------------------------------------------------------------------------------------
Total:                           315   28,479,706.97       100.00        7.326       707       75.98
----------------------------------------------------------------------------------------------------
Minimum: 12.67%
Maximum: 100.00%
Weighted Average by Current Balance:  75.98%
----------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------
May 23, 2006 11:33                                                  Page 2 or 7

MSM 2006-7                                                       MORGAN STANLEY
                                                                    315 records
OC Group; Original Loan Balance < 150K                      Balance: 28,479,707
===============================================================================


----------------------------------------------------------------------------------------------------
                                               Total                                       Weighted
                              Number         Current         % of                           Average
                                  of      Balance of        Total     Weighted  Weighted   Original
                            Mortgage      Collateral      Current      Average   Average    Subject
Loans with PMI over 80 LTV     Loans             ($)  Balance (%)   Coupon (%)      FICO    LTV (%)
----------------------------------------------------------------------------------------------------
Mortgage Insurance                28    2,115,597.77        95.42        7.800       709     91.16
No Mortgage Insurance              2      101,587.17         4.58        8.406       699     92.50
----------------------------------------------------------------------------------------------------
Total:                            30    2,217,184.94       100.00        7.828       709     91.22
----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                               Total                                       Weighted
                              Number         Current         % of                           Average
                                  of      Balance of        Total     Weighted  Weighted   Original
FICO                        Mortgage      Collateral      Current      Average   Average    Subject
Score                          Loans             ($)  Balance (%)   Coupon (%)      FICO    LTV (%)
----------------------------------------------------------------------------------------------------
601 - 625                         15    1,522,533.35         5.35        6.891       616     67.58
626 - 650                         15    1,511,263.80         5.31        7.325       640     71.82
651 - 675                         42    3,612,896.06        12.69        7.336       665     74.28
676 - 700                         70    6,053,445.64        21.26        7.451       688     79.12
701 - 725                         70    6,325,970.93        22.21        7.423       712     77.77
726 - 750                         42    3,871,801.31        13.59        7.392       736     78.21
751 - 775                         41    3,802,421.96        13.35        7.225       761     75.38
776 - 800                         18    1,600,783.25         5.62        7.000       788     70.80
801 - 825                          2      178,590.67         0.63        6.856       811     57.62
----------------------------------------------------------------------------------------------------
Total:                           315   28,479,706.97       100.00        7.326       707     75.98
----------------------------------------------------------------------------------------------------
Non-Zero Minimum: 608
Maximum: 818
Non-Zero Weighted Average:  707
----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                               Total                                       Weighted
                              Number         Current         % of                           Average
Geographic                        of      Balance of        Total     Weighted  Weighted   Original
Distribution                Mortgage      Collateral      Current      Average   Average    Subject
by State                       Loans             ($)  Balance (%)   Coupon (%)      FICO    LTV (%)
----------------------------------------------------------------------------------------------------
Texas                             54    4,371,534.30        15.35        7.346       714     79.18
Florida                           24    2,662,121.97         9.35        7.295       706     73.78
Ohio                              33    2,571,739.76         9.03        7.403       699     77.85
New York                          22    1,697,783.94         5.96        7.513       711     77.59
Colorado                          13    1,518,836.27         5.33        7.163       696     77.25
Michigan                          15    1,505,104.06         5.28        7.438       693     76.02
Illinois                          13    1,327,663.18         4.66        7.150       692     72.29
Missouri                          14    1,215,396.44         4.27        7.514       720     79.28
North Carolina                    10      845,437.50         2.97        7.253       726     76.78
Oregon                             8      841,264.10         2.95        7.181       700     76.76
Other                            109    9,922,825.45        34.84        7.301       708     74.14
----------------------------------------------------------------------------------------------------
Total:                           315   28,479,706.97       100.00        7.326       707     75.98
----------------------------------------------------------------------------------------------------
Number of States Represented:  36
----------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------
May 23, 2006 11:33                                                  Page 3 or 7

MSM 2006-7                                                       MORGAN STANLEY
                                                                    315 records
OC Group; Original Loan Balance < 150K                      Balance: 28,479,707
===============================================================================


----------------------------------------------------------------------------------------------------
                                               Total                                       Weighted
                              Number         Current         % of                           Average
                                  of      Balance of        Total     Weighted  Weighted   Original
                            Mortgage      Collateral      Current      Average   Average    Subject
Occupancy                      Loans             ($)  Balance (%)   Coupon (%)      FICO    LTV (%)
----------------------------------------------------------------------------------------------------
Investment                       203   16,817,273.70        59.05        7.399       720      76.66
Primary                          105   10,983,814.66        38.57        7.215       688      75.18
Second Home                        7      678,618.61         2.38        7.321       692      71.82
----------------------------------------------------------------------------------------------------
Total:                           315   28,479,706.97       100.00        7.326       707      75.98
----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                               Total                                       Weighted
                              Number         Current         % of                           Average
                                  of      Balance of        Total     Weighted  Weighted   Original
                            Mortgage      Collateral      Current      Average   Average    Subject
Documentation Level            Loans             ($)  Balance (%)   Coupon (%)      FICO    LTV (%)
----------------------------------------------------------------------------------------------------
Limited                          180   15,648,925.36        54.95        7.357       708      77.39
Full/Alt                          56    5,318,081.89        18.67        7.097       708      76.20
No Documentation                  45    4,235,510.95        14.87        7.484       709      73.11
Stated Documentation              21    1,967,755.41         6.91        7.232       710      74.60
No Ratio                          12    1,265,529.51         4.44        7.519       672      69.33
Lite                               1       43,903.85         0.15        7.625       662      73.33
----------------------------------------------------------------------------------------------------
Total:                           315   28,479,706.97       100.00        7.326       707      75.98
----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                               Total                                       Weighted
                              Number         Current         % of                           Average
                                  of      Balance of        Total     Weighted  Weighted   Original
                            Mortgage      Collateral      Current      Average   Average    Subject
Purpose                        Loans             ($)  Balance (%)   Coupon (%)      FICO    LTV (%)
----------------------------------------------------------------------------------------------------
Purchase                         153   13,881,460.67        48.74        7.410       715      79.21
Refinance - Cashout              113   10,213,758.01        35.86        7.297       701      72.63
Refinance - Rate Term             49    4,384,488.29        15.40        7.128       695      73.52
----------------------------------------------------------------------------------------------------
Total:                           315   28,479,706.97       100.00        7.326       707      75.98
----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                               Total                                       Weighted
                              Number         Current         % of                           Average
                                  of      Balance of        Total     Weighted  Weighted   Original
                            Mortgage      Collateral      Current      Average   Average    Subject
Property Type                  Loans             ($)  Balance (%)   Coupon (%)      FICO    LTV (%)
----------------------------------------------------------------------------------------------------
Single Family Residence          203   17,807,144.84        62.53        7.257       701      76.36
2-4 Family                        48    4,067,393.82        14.28        7.419       722      77.25
Condominium                       40    4,062,549.51        14.26        7.432       714      73.97
Planned Unit Developmen           23    2,497,971.58         8.77        7.495       710      74.47
Co-op                              1       44,647.22         0.16        7.375       613      74.58
----------------------------------------------------------------------------------------------------
Total:                           315   28,479,706.97       100.00        7.326       707      75.98
----------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------
May 23, 2006 11:33                                                  Page 4 or 7

MSM 2006-7                                                       MORGAN STANLEY
                                                                    315 records
OC Group; Original Loan Balance < 150K                      Balance: 28,479,707
===============================================================================


----------------------------------------------------------------------------------------------------
                                               Total                                       Weighted
                              Number         Current         % of                           Average
                                  of      Balance of        Total     Weighted  Weighted   Original
                            Mortgage      Collateral      Current      Average   Average    Subject
Prepayment Penalty Term        Loans             ($)  Balance (%)   Coupon (%)      FICO    LTV (%)
----------------------------------------------------------------------------------------------------
 0                                70    7,114,269.73        24.98        7.315       690      76.97
 6                                 2      238,813.56         0.84        7.250       753      51.94
12                                93    7,687,097.13        26.99        7.423       721      76.47
24                                 1       99,073.05         0.35        8.250       696      80.00
30                                 6      495,794.14         1.74        7.254       728      77.59
36                                81    7,727,323.84        27.13        7.284       706      74.51
42                                 4      324,063.56         1.14        6.937       693      78.00
60                                58    4,793,271.96        16.83        7.274       707      76.89
----------------------------------------------------------------------------------------------------
Total:                           315   28,479,706.97       100.00        7.326       707      75.98
----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                               Total                                       Weighted
                              Number         Current         % of                           Average
                                  of      Balance of        Total     Weighted  Weighted   Original
                            Mortgage      Collateral      Current      Average   Average    Subject
Conforming                     Loans             ($)  Balance (%)   Coupon (%)      FICO    LTV (%)
----------------------------------------------------------------------------------------------------
Conforming Balance               315   28,479,706.97       100.00        7.326       707      75.98
----------------------------------------------------------------------------------------------------
Total:                           315   28,479,706.97       100.00        7.326       707      75.98
----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                               Total                                       Weighted
                              Number         Current         % of                           Average
                                  of      Balance of        Total     Weighted  Weighted   Original
Back                        Mortgage      Collateral      Current      Average   Average    Subject
Ratio                          Loans             ($)  Balance (%)   Coupon (%)      FICO    LTV (%)
----------------------------------------------------------------------------------------------------
<= 0.00                           57    5,501,040.46        19.32        7.492       700      72.24
0.01 - 5.00                        2      175,853.97         0.62        6.939       743      65.32
5.01 - 10.00                       1      122,500.00         0.43        7.250       774      70.00
10.01 - 15.00                      9      662,105.41         2.32        7.260       698      79.41
15.01 - 20.00                     21    1,505,098.53         5.28        7.315       721      77.28
20.01 - 25.00                     17    1,390,921.28         4.88        7.238       719      72.86
25.01 - 30.00                     30    2,501,210.31         8.78        7.278       708      75.98
30.01 - 35.00                     42    4,321,875.06        15.18        7.305       712      76.45
35.01 - 40.00                     67    5,917,385.81        20.78        7.403       708      78.25
40.01 - 45.00                     29    2,662,249.95         9.35        7.356       708      78.68
45.01 - 50.00                     20    1,592,416.09         5.59        7.539       692      75.77
50.01 - 55.00                     20    2,127,050.10         7.47        6.709       695      76.37
----------------------------------------------------------------------------------------------------
Total:                           315   28,479,706.97       100.00        7.326       707      75.98
----------------------------------------------------------------------------------------------------
Minimum: 3.69
Maximum: 54.80
Weighted Average:  34.76
----------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------
May 23, 2006 11:33                                                  Page 5 or 7

MSM 2006-7                                                       MORGAN STANLEY
                                                                    315 records
OC Group; Original Loan Balance < 150K                      Balance: 28,479,707
===============================================================================


--------------------------------------------------------------------------------------------------------------------------
                                                                   Total                                        Weighted
                                                  Number         Current         % of                            Average
                                                      of      Balance of        Total     Weighted   Weighted   Original
MSA                                             Mortgage      Collateral      Current      Average    Average    Subject
Distribution                                       Loans             ($)  Balance (%)   Coupon (%)       FICO    LTV (%)
--------------------------------------------------------------------------------------------------------------------------
Albany-Schenectady-Troy, NY MSA                        5      423,093.28         1.49        7.666        707     78.74
Athens, GA MSA                                         1      114,750.00         0.40        8.625        704     75.00
Atlanta, GA MSA                                        5      581,619.11         2.04        7.560        725     79.44
Austin-San Marcos, TX MSA                              3      354,845.01         1.25        7.113        744     80.00
Baton Rouge, LA MSA                                    2      189,286.91         0.66        7.560        721     72.55
Bellingham, WA MSA                                     1      126,876.56         0.45        6.125        794     56.95
Billings, MT MSA                                       1       97,850.00         0.34        7.000        723     79.94
Binghamton, NY MSA                                     2      130,302.64         0.46        7.356        682     87.03
Boise City, ID MSA                                     2      128,040.01         0.45        6.653        772     73.95
Boston-Worcester-Lawrence, MA-NH-ME-CT                 1      117,000.00         0.41        6.875        609     49.79
Buffalo-Niagara Falls, NY MSA                          4      172,980.76         0.61        7.804        723     89.77
Canton-Massillon, OH MSA                               7      483,397.91         1.70        7.709        683     75.34
Charlotte-Gastonia-Rock Hill, NC-SC MSA                6      507,895.52         1.78        7.415        736     76.99
Chicago-Gary-Kenosha, IL-IN-WI CMSA                   10    1,119,557.37         3.93        7.146        688     70.87
Cincinnati-Hamilton, OH-KY-IN CMSA                     5      417,359.39         1.47        7.103        708     80.00
Cleveland-Akron, OH CMSA                               7      636,658.67         2.24        7.243        694     78.41
Colorado Springs, CO MSA                               2      223,920.00         0.79        6.837        649     80.00
Columbia, MO MSA                                       1      101,897.36         0.36        7.500        704     95.00
Columbus, OH MSA                                       7      526,079.58         1.85        7.465        713     76.98
Dallas-Fort Worth, TX CMSA                            26    2,022,361.28         7.10        7.376        697     76.72
Daytona Beach, FL MSA                                  1       96,000.00         0.34        7.875        658     80.00
Denver-Boulder-Greeley, CO CMSA                        6      744,623.86         2.61        7.328        729     74.61
Detroit-Ann Arbor-Flint, MI CMSA                      13    1,252,390.16         4.40        7.538        695     75.22
Fort Myers-Cape Coral, FL MSA                          1      111,113.25         0.39        7.250        727     80.00
Fort Pierce-Port St. Lucie, FL MSA                     1      146,470.47         0.51        6.625        655     79.53
Fort Wayne, IN MSA                                     1       94,436.46         0.33        7.990        700     70.00
Fresno, CA MSA                                         2      239,790.36         0.84        6.688        781     63.33
Grand Junction, CO MSA                                 1       64,800.00         0.23        7.875        700     80.00
Great Falls, MT MSA                                    1       52,421.83         0.18        7.500        705     75.00
Houston-Galveston-Brazoria, TX CMSA                   14    1,355,597.17         4.76        7.197        729     81.21
Indianapolis, IN MSA                                   1       59,312.15         0.21        8.250        687     94.96
Jacksonville, FL MSA                                   1       70,799.01         0.25        6.375        666     80.00
Jamestown, NY MSA                                      1       83,936.08         0.29        7.375        670     75.00
Joplin, MO MSA                                         1       71,995.30         0.25        7.625        655     76.70
Kansas City, MO-KS MSA                                 8      613,212.26         2.15        7.296        718     78.77
Killeen-Temple, TX MSA                                 1       23,905.26         0.08        7.250        662     80.00
Knoxville, TN MSA                                      1      111,657.13         0.39        7.393        656     80.00
La Crosse, WI-MN MSA                                   1      118,726.69         0.42        7.375        635     79.87
Lancaster, PA MSA                                      1       84,000.00         0.29        7.250        700     80.00
Lansing-East Lansing, MI MSA                           1      125,550.00         0.44        6.750        683     79.98
Las Cruces, NM MSA                                     1       84,505.23         0.30        6.875        690     80.00
Las Vegas, NV-AZ MSA                                   4      427,900.00         1.50        7.819        717     76.57
Los Angeles-Riverside-Orange County, CA                2      168,258.52         0.59        6.875        722     77.66
Louisville, KY-IN MSA                                  1       51,886.36         0.18        7.625        646     80.00
Lubbock, TX MSA                                        1       43,724.54         0.15        7.125        767     80.00
Madison, WI MSA                                        1      138,700.00         0.49        8.500        727     95.00
Mansfield, OH MSA                                      1       45,728.32         0.16        7.250        680     73.87
Melbourne-Titusville-Palm Bay, FL MSA                  1      110,329.32         0.39        7.625        677     80.00
Memphis, TN-AR-MS MSA                                  1       48,646.34         0.17        7.250        682     80.00
Miami-Fort Lauderdale, FL CMSA                         5      540,640.94         1.90        7.342        730     74.05
Milwaukee-Racine, WI CMSA                              2      204,432.82         0.72        7.332        734     73.13
Minneapolis-St. Paul, MN-WI MSA                        1      127,200.00         0.45        7.375        704     80.00
Mobile, AL MSA                                         1       85,093.72         0.30        7.250        693     90.00
Myrtle Beach, SC MSA                                   2      192,920.45         0.68        6.568        721     55.11
Naples, FL MSA                                         2      264,271.73         0.93        7.104        754     69.28
New Orleans, LA MSA                                    1       76,000.00         0.27        7.500        614     50.33
New York-Northern New Jersey-Long Island               4      404,728.12         1.42        7.184        711     54.55
--------------------------------------------------------------------------------------------------------------------------
Continued
--------------------------------------------------------------------------------------------------------------------------






-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------
May 23, 2006 11:33                                                  Page 6 or 7

MSM 2006-7                                                       MORGAN STANLEY
                                                                    315 records
OC Group; Original Loan Balance < 150K                      Balance: 28,479,707
===============================================================================



--------------------------------------------------------------------------------------------------------------------------
                                                                   Total                                        Weighted
                                                  Number         Current         % of                            Average
                                                      of      Balance of        Total     Weighted   Weighted   Original
MSA                                             Mortgage      Collateral      Current      Average    Average    Subject
Distribution                                       Loans             ($)  Balance (%)   Coupon (%)       FICO    LTV (%)
--------------------------------------------------------------------------------------------------------------------------
Norfolk-Virginia Beach-Newport News, VA-               4      399,853.97         1.40      7.126          734      73.54
N/A                                                   37    2,884,662.72        10.13      7.422          690      76.84
Ocala, FL MSA                                          1       96,505.40         0.34      7.125          710      79.99
Oklahoma City, OK MSA                                  5      311,820.17         1.09      7.149          747      82.92
Omaha, NE-IA MSA                                       2      136,802.47         0.48      7.664          696      70.22
Orlando, FL MSA                                        2      193,857.59         0.68      7.060          686      69.86
Philadelphia-Wilmington-Atlantic City, P               6      587,935.39         2.06      7.570          681      76.97
Phoenix-Mesa, AZ MSA                                   5      521,123.00         1.83      7.172          674      68.46
Pittsburgh, PA MSA                                     2      128,402.40         0.45      7.386          697      78.78
Portland-Salem, OR-WA CMSA                             7      782,401.37         2.75      7.164          693      74.35
Provo-Orem, UT MSA                                     1      137,489.96         0.48      7.125          761      80.00
Pueblo, CO MSA                                         1      148,372.14         0.52      6.750          717      90.00
Punta Gorda, FL MSA                                    1      116,000.00         0.41      7.250          698      80.00
Raleigh-Durham-Chapel Hill, NC MSA                     2      108,103.63         0.38      6.500          717      68.98
Richmond-Petersburg, VA MSA                            1      115,114.50         0.40      7.500          675      80.00
Rochester, MN MSA                                      1       52,210.22         0.18      7.250          729      87.50
Rochester, NY MSA                                      1      110,218.47         0.39      7.000          678      80.00
Rockford, IL MSA                                       2      118,458.83         0.42      6.838          709      68.50
Salt Lake City-Ogden, UT MSA                           4      419,011.41         1.47      6.975          760      73.11
San Antonio, TX MSA                                    2      150,637.79         0.53      7.489          721      78.58
San Francisco-Oakland-San Jose, CA CMSA                1       94,925.89         0.33      7.250          796      12.67
Scranton--Wilkes-Barre--Hazleton, PA MSA               3      300,359.14         1.05      7.550          692      79.72
Seattle-Tacoma-Bremerton, WA CMSA                      2      243,911.76         0.86      6.994          710      80.00
Shreveport-Bossier City, LA MSA                        2      176,309.30         0.62      8.039          725      90.00
Spokane, WA MSA                                        1       83,929.42         0.29      6.875          739      80.00
Springfield, MO MSA                                    1       83,793.66         0.29      7.035          619      70.00
Stockton-Lodi, CA MSA                                  1      137,892.34         0.48      7.250          667      58.72
St. Cloud, MN MSA                                      1      117,505.95         0.41      7.125          680      80.00
St. Louis, MO-IL MSA                                   4      404,026.57         1.42      7.671          766      79.68
Syracuse, NY MSA                                       6      465,970.70         1.64      7.320          724      78.30
Tampa-St. Petersburg-Clearwater, FL MSA                5      597,044.81         2.10      7.366          705      74.09
Toledo, OH MSA                                         1       63,000.00         0.22      7.625          704      78.75
Tulsa, OK MSA                                          3      214,587.52         0.75      7.507          684      78.36
Tyler, TX MSA                                          1       55,957.39         0.20      7.375          677      80.00
Utica-Rome, NY MSA                                     1       36,301.11         0.13      7.990          707      80.00
Washington-Baltimore, DC-MD-VA-WV CMSA                 3      289,120.71         1.02      7.039          692      78.29
West Palm Beach-Boca Raton, FL MSA                     2      243,898.15         0.86      7.826          701      71.10
Wilmington, NC MSA                                     1      137,950.00         0.48      7.250          712      79.99
Yuma, AZ MSA                                           2      202,765.91         0.71      7.204          748      75.29
--------------------------------------------------------------------------------------------------------------------------
Total:                                               315   28,479,706.97       100.00      7.326          707     75.98
--------------------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------
May 23, 2006 11:33                                                  Page 7 or 7

-------------------------------------------------------------------------------
MORGAN STANLEY                                                    May 23, 2006
Securitized Products Group         [GRAPHIC OMITTED]
                                    Morgan Stanley

-------------------------------------------------------------------------------



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